CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated August 18, 2011, with respect to the balance sheet of Northridge Ventures, Corp. as at May 31, 2011 and the related statements of stockholders' equity, operations and comprehensive loss, and cash flows for the year then ended, included in the filing of the registration Statement Form S-1, dated December 1, 2011.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Vancouver, Canada
December 1, 2011	Chartered Accountants